Exhibit 99.3

Office of the United States Trustee

In re:	DEBTOR IN POSSESSION INTERIM STATEMENT
The Kushner-Locke Company
	Statement Number:	86
Chapter 11	For the Period FROM:	12/1/2008

Case No. LA 01-44828-SB (Substantively Consolidated with	TO:	12/31/2008

Case Nos. LA 01-44829-SB through LA 01-44831-SB; LA 01-
44833-SB through LA 01-44836-SB; and LA 01-44841-SB)
CASH ACTIVITY ANALYSIS (Cash Basis Only)

		Collateral	Concentration	City National
		Account	Account	Collection Account
Balance before Statement #1		$268,333.21	$65,956.21

A. Total Receipts per all Prior Interim Statements		$11,486,775.60	$10,377,314.51	$1,253,713.60

B. Less: Total Disbursements per all Prior Statements		$10,775,703.38	$10,258,583.16	$45,016.80

C. Beginning Balance		$979,405.43	$184,687.56	$1,208,696.80

D. Receipts during Current Period
Description

12/4/2008	Wire Transfer		$60,000.00
12/10/2008	WABC-TV	$37,500.00
12/15/2008	WABC-TV	$18,750.00
12/18/2008	Wire Transfer		$100,000.00
12/23/2008	USI		$18.00
12/31/2008	interest	$123.48

TOTAL RECEIPTS THIS PERIOD		$56,373.48	$160,018.00	$—	—

E. Balance Available (C plus D)		$1,035,778.91	$344,705.56	$1,208,696.80	$—

DEBTOR IN POSSESSION INTERIM STATEMENT NO: 86	Page 2 of 3
F. Less: Disbursements during Current Period:

Date	Check No.	Payee/Purpose
12/02/2008	1316	West End Media		$16,450.00
12/03/2008	1317	ITE Solutions		$1,372.50
12/03/2008	1318	Point 360		$107.05
12/03/2008	1319	Xerox		$20.83
12/04/2008		Wire Transfer	$60,000.00
12/05/2008	Wire	ADP		$165.92
12/09/2008	1320	Global Media Television		$12,262.13
12/09/2008	1321	Holywood Reporter, The		$247.89
12/09/2008	1322	Personnel Concepts		$31.96
12/09/2008	1323	Recall		$918.80
12/09/2008	1324	Secretary of State		$25.00
12/11/2008	Wire	Comerica Bank		$98.79
12/12/2008	Wire	ADP		$40.00
12/12/2008	1325	Franchise Tax Board		$800.00
12/12/2008	1326	Franchise Tax Board		$800.00
12/12/2008	1327	Franchise Tax Board		$800.00
12/12/2008	1328	Franchise Tax Board		$6,400.00
12/16/2008	Wire	Payroll Tax		$4,842.75
12/16/2008	8556	Payroll		$1,358.57
12/16/2008	8557	Payroll		$7,012.23
12/16/2008	8558	Payroll		$2,922.33
12/18/2008	Wire-3204	Morgan Lewis & Bockius LLP	$4,873.56
12/18/2008	Wire	Wire Transfer	$100,000.00
12/19/2008	1329	Alice Neuhauser Expenses		$451.06
12/19/2008	1330	Arrowhead		$29.45
12/19/2008	1331	Blue Shield		$26.00
12/19/2008	1332	Brandon & Morner-Ritt		$5,787.40
12/19/2008	1333	Kevin Marino Expenses		$365.36
12/23/2008	Wire	Payroll Tax		$3,556.89
12/23/2008	8559	Payroll		$1,358.59
12/23/2008	8560	Payroll		$5,770.24
12/23/2008	8561	Payroll		$3,108.34
12/26/2008	Wire	ADP		$162.96
12/31/2008	Wire	City National Bank			$50.00
TOTAL DISBURSEMENTS THIS PERIOD:			$164,873.56	$77,293.04	$50.00	—

G. Ending Balance (E less F)			$870,905.35	$267,412.52	$1,208,646.80	$—

DEBTOR IN POSSESSION INTERIM STATEMENT NO: 86	Page 3 of 3

H.	(1)	Collateral Account:

		a)	Depository Name and Location:	Chase Bank 1 Chase Manhattan Plaza, New York, NY 10081

		b)	Account Number:	323221556

	(2)	Concentration Account:

		a)	Depository Name and Location:	Comerica Bank 10900 Wilshire Blvd, Los Angeles, CA 90024

		b)	Account Number:	1891935460
I: Other monies on hand:

The Kushner Locke Company PWI account		$731.10
Bank of Scotland — Pinocchio	936582	£219,674.40	Pound Sterling	Time Deposit
Bank of Scotland — Basil	936582	£246,715.46	Pound Sterling	Time Deposit (KL’s interest is 50%)
Allied Pinocchio	10747301	$—	Pound Sterling
Edge Entertainment	1891152710	$172.89
I: Other monies on hand (continued):
Additionally, the Company maintains a minimal amount of Petty Cash (less than $500).

Joint Venture Accounts:
BLT Venture	178-71491-7	$95,381.96
BLT Venture	16-524173-1101	$330.45
KL MDP Sensation	60-066-930	$—
KL\7 Venture	1890-69-6360	$39,960.31
Denial Venture	1890-69-6501	$244,438.28
Cracker LLC	1891-04-1665	$15,475.06
Swing	323-518095	$13,031.13
I, Alice Neuhauser, declare under penalty of perjury that the information contained in the above Debtor in Possession Interim Statement is true and correct to the best of my knowledge.

Debtor in Possession